UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2006

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-6446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Terasen Gas Inc ("Terasen Gas"), an indirect wholly owned subsidiary of Kinder Morgan, Inc., entered into a Credit Agreement (the "Credit Agreement"), effective June 21, 2006, among Terasen Gas, as Borrower; Canadian Imperial Bank of Commerce, as Administrative Agent, Lead Arranger and Sole Bookrunner; The Bank of Nova Scotia, as Syndication Agent; and the other lenders identified in the Credit Agreement. The Credit Agreement provides a committed C$500 million revolving credit facility. The interest rate payable on accommodations under the Credit Agreement will vary based on the accommodation chosen. The Credit Facility can be used for refinancing indebtedness of Terasen Gas and for general corporate purposes, including as backup for Terasen Gas’ commercial paper program, and includes financial covenants and events of default that are common in such arrangements. Unless extended, the Credit Agreement will mature on June 21, 2009.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement which is filed as Exhibit 10.1 to this Form 8−K and incorporated into this Item 1.01 by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement described under Item 1.01 above, Terasen Gas terminated five smaller credit arrangements totaling C$500 million. The Credit Agreement described under Item 1.01 above replaced the terminated credit arrangements. Terasen Gas incurred no penalties as a result of the terminations.

Item 2.03. Creation of a Direct Financial Obligation.

Terasen Gas entered into the Credit Agreement described under Item 1.01 above effective as of June 21, 2006. Its sole accommodations under the Credit Agreement were letters of credit, totaling approximately $43 million. The description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Form 8−K and incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits.

10.1

Form of Credit Agreement, dated as of June 21, 2006, by and among Terasen Gas Inc.; Canadian Imperial Bank of Commerce, as Administrative Agent, Lead Arranger and Sole Bookrunner; The Bank of Nova Scotia, as Syndication Agent; and the other lenders identified in the Credit Agreement.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated:  June 26, 2006

By: /s/ Joseph Listengart

Joseph Listengart

Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1

Form of Credit Agreement, dated as of June 21, 2006, by and among Terasen Gas Inc.; Canadian Imperial Bank of Commerce, as Administrative Agent, Lead Arranger and Sole Bookrunner; The Bank of Nova Scotia, as Syndication Agent; and the other lenders identified in the Credit Agreement.